Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements of Williams-Sonoma, Inc. and subsidiaries, and the effectiveness of Williams-Sonoma, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 30, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
August 19, 2011